EXCLUSIVE CONSULTING AGREEMENT

This Exclusive Consulting Agreement (the "Agreement") is entered into as of March 26, 2009, between the following two parties:

PARTY A: Dalian Fusheng Consulting Co., Ltd.
Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China
Legal Representative: LAI Wai Chi

PARTY B: Dalian Xingyuan Marine Bunker Co., Ltd.
Address:Lijiacun, Dalianwan, Ganjingzi District, Dalian, P.R. China
Legal Representative: An Fengbin

WHEREAS, Party A is a wholly foreign-owned enterprise registered in The People's Republic of China (the "PRC") under the laws of PRC and owns resources to provide business consulting services;

WHEREAS, Party B is a domestic company with exclusively domestic capital registered in the PRC and is mainly engaged in the business of producing and selling marine bunker ("Business");

WHEREAS, Party A desires to be the provider of business consulting and related services to Party B, and Party B hereby agrees to accept such business consulting and services;

NOW THEREFORE, the parties agree as follows:

1. BUSINESS CONSULTING AND SERVICES; EXCLUSIVITY

1.1 During the term of this Agreement, Party A agrees to, as the exclusive business consulting services provider of Party B, provide the business consulting services to Party B.

1.2 Party B hereby agrees to accept such business consulting services and Party A's appointment as the exclusive business consulting services provider of Party B. Party B further agrees that, during the term of this Agreement, it shall not utilize any third party to provide such business consulting services for such above-mentioned business without the prior written consent of Party A.

1.3 Party A shall be the sole and exclusive owner of all rights, title and interests to any and all intellectual property rights arising from the performance Party A's services under this Agreement, including, but not limited to, any trade secrets, copyrights, patents, know-how, un-patented methods and processes and otherwise, whether developed by Party A or Party B based on Party A's services provided under this Agreement.

2. CONSULTING FEES

2.1 During the term of this Agreement, Party B shall pay to Party A consulting fee ("Fee") for the services provided by Party A under this Agreement equal to 50% of Party B's Total Net Profit ("Total Net Profit").

2.2 The Fee shall be paid quarterly by Party B to Party A within 30 days following the end of each quarter based on the

Total Net Profit for such quarter as reviewed or audited by the Party A's registered certifying accountant.

2.3 Party B's shareholder shall pledge the equity interests of Party B to Party A for securing the Fee that should be paid by Party B pursuant to this Agreement.

3. REPRESENTATIONS AND WARRANTIES

3.1 PARTY A HEREBY REPRESENTS AND WARRANTS AS FOLLOWS:

3.1.1 Party A is a wholly foreign owned enterprise duly registered and validly existing under the laws of the PRC and is authorized to engage in the business of consulting services.

3.1.2 Party A has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

3.1.3 Once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of Party A and is enforceable against it in accordance with its terms upon its execution.

3.2 PARTY B HEREBY REPRESENTS AND WARRANTS AS FOLLOWS:

3.2.1 Party B is a domestic company with exclusively domestic capital duly registered and validly existing under the laws of the PRC and is authorized to engage in the Business.

3.2.2 Party B has full right, power, authority and capacity and all consents and approvals of any other third party and government necessary to execute and perform this Agreement, which shall not be against any enforceable and effective laws or contracts.

3.2.3 Once this Agreement has been duly executed by both parties, it will constitute a legal, valid and binding agreement of Party B and is enforceable against it in accordance with its terms upon its execution.

4. CONFIDENTIALITY

4.1 Party B agrees to use all reasonable means to protect and maintain the confidentiality of Party A's confidential data and information acknowledged or received by Party B by accepting the exclusive consulting and services from Party A (collectively the "Confidential Information"). Party B shall not disclose or transfer any Confidential Information to any third party without Party A's prior written consent. Upon termination or expiration of this Agreement, Party B shall, at Party A's option, deliver any and all documents or information containing any of such Confidential Information to Party A or destroy it or delete all of such Confidential Information, and cease to use them.

4.2 The above restrictions does not apply to:

4.2.1 Materials generally available to the public at the time of disclosure;

4.2.2. Materials which become available to the public after the disclosure through no fault of Party A or Party B;

4.2.3 Materials which Party A or Party B can prove to be in its possession before the disclosure and which was not obtained directly or indirectly by such Party from a third party owing to the other Party the obligation of confidentiality;

4.2.4 Disclosure of Confidential Information to relevant authorities or security exchanges required under the law, or to Party A or Party B's respective legal or financial advisors in the ordinary course of business.

4.2 Section 4.1 shall survive after any amendment, expiration or termination of this Agreement.

5. INDEMNITY

Party B shall indemnify and hold harmless Party A on a full indemnity basis against any loss, damage, liability, and fee arising from any litigation, claims or other legal procedures against Party A, which is caused by the content of consulting and service required by Party B.

6. EFFECTIVE DATE AND TERM

6.1 This Agreement shall be executed and come into effect as of the date first set forth above.

6.2 This Agreement will be effective for a term of ten years starting from the date of its execution, unless Party A terminates this Agreement in accordance with Article 7 hereof. The Parties agree that after this Agreement expires, they may renew this Agreement if Party A wishes to have it renewed.

7. TERMINATION

7.1 Early Termination

7.1.1 During the effective term of this Agreement, if Party B wishes to terminate this Agreement earlier, it shall serve a six-month prior written notice on Party A and obtain Party A's consent, and, in that event, Party B shall be liable for RMB2,000,000 as liquidated damages and shall compensate Party A for all its losses resulting from such early termination.

7.1.2 If Party A terminates this Agreement due to Party B's breach before the expiration day, Party A shall have the right to terminate all related licensing agreements and request that Party B pay the liquidated damages and other compensations in accordance with Article 7.1.1 above.

7.1.3 Party A may terminate this Agreement at any time with a written notice to Party B within thirty (30) days in advance.

7.2 Survival.

Article 4 and 5 shall survive after the termination or expiration of this Agreement.

8. SETTLEMENT OF DISPUTES

8.1 The parties shall strive to settle any dispute arising from the interpretation or performance in connection with this Agreement through friendly negotiation. In case no settlement can be reached through negotiation, except as provided in Article 2, each party can submit such matter to China International Economic and Trade Arbitration Commission (the "CIETAC"). The arbitration shall follow the current rules of CIETAC, and the arbitration proceedings shall be conducted in Chinese and shall take place in Beijing. The arbitration award shall be final and binding upon the parties and shall be enforceable in accordance with its terms.

8.2 Except the matters in dispute, the Parties shall continue to perform their respective obligations hereunder in good faith pursuant to this Agreement.

9. FORCE MAJEURE

9.1 Force Majeure, which includes acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide,

lightning, war, means any event that is beyond the party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The affected party who is claiming to be not liable to its failure of fulfilling this Agreement by Force Majeure shall inform the other party, without delay, of the approaches of the performance of this Agreement by the affected party.

9.2 In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by Force Majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of Force Majeure and attempt to resume performance of the obligations delayed or prevented by the event of Force Majeure. After the event of Force Majeure is removed, both parties agree to resume performance of this Agreement with their best efforts.

10. NOTICES

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A: Dalian Fusheng Consulting Co., Ltd.
Address: No.1 Bintaoyuan, Binhaixilu, Xigang District, Dalian, P.R. China
Fax: 0411-82403383
Tel: 0411-82401763
Attn: Wen Tong

Party B: Dalian Xingyuan Marine Bunker Co., Ltd.
Address: Lijiacun, Dalianwan, Ganjingzi District, Dalian, P.R. China
Fax: 0411-83688608
Tel: 0411-83604683
Attn: Miao Ying

11. TRANSFER

Party B shall not transfer any of its rights or obligations hereunder to any third party without Party A's prior written consent. Party A may transfer any of its rights and obligations hereunder to any third party without Party B's consent, provided, however, that it notifies Party B of such transfer.

12. SEVERABILITY

Any provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that any other provision of this Agreement invalid or unenforceable in any other

jurisdiction.

13. AMENDMENT AND SUPPLEMENT

Amendment and supplement to this Agreement shall be made by the Parties through a written agreement. Such amendment and supplement, once duly executed by the Parties, become component parts of this Agreement and shall be as effective as this Agreement.

14. GOVERNING LAW

The execution, validity, performance and interpretation of this Agreement, as well as resolution of disputes arising hereunder, shall all be governed by and construed in accordance with the P.R.China laws.

15. Counterparts

This Agreement shall have two counterparts, and Party A and Party B shall each have one counterpart.

In witness hereof, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

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IN WITNESS THEREOF, the parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative as of the date first set forth above.

PARTY A: Dalian Fusheng Consulting Co., Ltd.

Legal Representative: LAI Wai Chi

Signature/Seal: /s/ LAI Wai Chi

PARTY B: Dalian Xingyuan Marine Bunker Co., Ltd.

Legal Representative: An Fengbin

Signature/Seal: /s/ An Fengbin